UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 5, 2014

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Litigation Update

As previously disclosed, Auxilium Pharmaceuticals, Inc. (“Auxilium” or the “Company”) and FCB I Holdings Inc. (“FCB”) have been litigating various matters with Upsher-Smith Laboratories, Inc. (“Upsher-Smith”) related to Upsher-Smith’s filing of Paragraph IV certifications in connection with a 505(b)(2) New Drug Application (the “505(b)(2) NDA”) and an Abbreviated New Drug Application, in each case, using Testim as the reference product.  Subsequent to the withdrawal of Auxilium’s appeal in the litigation regarding the 505(b)(2) NDA, as previously disclosed, Upsher-Smith filed a motion with the District Court seeking reimbursement of its legal fees by Auxilium.

On November 10, 2014, the Company and Upsher-Smith entered into a Settlement and Mutual Release of Claims whereby the parties released each other from, and agreed to dismiss, any claims arising out of any of the pending litigations between them, including any claim by Upsher-Smith for attorneys’ fees and costs, and pursuant to which the Company agreed to pay Upsher-Smith $750,000.

In addition to the recent studies of testosterone replacement therapies (“TRT”), the U.S. Food and Drug Administration’s (“FDA”) class labeling changes for TRT products, the accumulating product liability suits against the manufacturers and marketers of TRT products, and the FDA Advisory Committee on TRT products, on November 5, 2014, a putative class action complaint (Case Number 1:14cv8857) was filed on behalf of Medical Mutual of Ohio and similarly situated third party payors in the United States District Court, Northern District of Illinois against 19 manufacturers of TRT products, including the Company (the “Complaint”).  The Complaint alleges substantially similar facts to those being alleged in the TRT product liability suits to which the Company and many of the other defendants are currently a party.  The Complaint requests relief for damages, attorneys’ fees, and equitable relief on behalf of the putative class for alleged violations of the federal civil RICO statute, state consumer fraud and deceptive trade practice act laws, negligent misrepresentation, common law fraud, and unjust enrichment.  The Complaint seeks damages from Auxilium for these alleged violations with respect to its Testim and TESTOPEL products and against the other 18 defendants for their respective products.  The Complaint defines the class, in relevant part, as “[a]ll health insurance companies, third party administrators, health organizations, self-funded health and welfare benefit plans, third party payors and any other health benefit providers, in the United States of America and its territories, which paid or incurred costs for the drug AndroGel, Testim, Testopel, Axiron, Fortesta, and/or Androderm for purposes other than resale, since their respective approval dates.”  The Complaint seeks an unspecified amount of damages.  The Company is in the process of examining the allegations in the Complaint and intends to vigorously defend the allegations made in the Complaint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: November 19, 2014	By:	/s/ Andrew I. Koven

Andrew I. Koven
Chief Administrative Officer and General Counsel